                                 SCHEDULE 14A
                                (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                             EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

                                          [_]CONFIDENTIAL, FOR USE OF THE
[_] Definitive Proxy Statement               COMMISSION ONLY (AS PERMITTED BY
                                             RULE 14A-6(e)(2))

[X] Definitive Additional Materials

[_] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              CELL GENESYS, INC.
                          SOMATIX THERAPY CORPORATION
               (Name of Registrant as Specified In Its Charter)

   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  (1)Title of each class of securities to which transaction applies:

  (2) Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined:)

  (4) Proposed maximum aggregate value of transaction:

  (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
  Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

  (1) Amount Previously Paid:
  (2) Form, Schedule or Registration Statement No.:
  (3) Filing Party:
  (4) Date Filed:

                          SOMATIX THERAPY CORPORATION
                     950 MARINA VILLAGE PARKWAY, SUITE 100
                           ALAMEDA, CALIFORNIA  94501



                                  May 9, 1997



Dear Preferred Stockholder:

     Attached please find a notice and discussion of certain appraisal rights under Section 262 of the General Corporation Law of the State of Delaware (the "DGCL") that are available to you with respect to the merger (the "Merger") of Somatix Therapy Corporation ("Somatix") and S Merger Corp. ("Merger Sub"), a wholly owned subsidiary of Cell Genesys, Inc. ("Cell Genesys"), pursuant to the Agreement and Plan of Merger and Reorganization dated as of January 12, 1997 (as amended and restated as of March 27, 1997) among Somatix, Cell Genesys and Merger Sub. The Merger is more fully described in the Joint Proxy Statement/Prospectus of Somatix and Cell Genesys dated April 30, 1997 (the "Joint Proxy Statement"), a copy of which has been previously provided to you.

     Notwithstanding the discussion of "Appraisal Rights" on pages 8 and 46 of the Joint Proxy Statement, the purpose of the attached notice and discussion is to inform you, pursuant to Section 262(d) of the DGCL, of the availability to you of appraisal rights under Section 262(b) of the DGCL, with respect to your shares of Series A or Series B Preferred Stock of Somatix. Any holder of Series A or Series B Preferred Stock who desires to exercise such appraisal rights or who wishes to preserve his or her right to do so, should carefully review the attached notice and Annex thereto. Failure to timely and properly comply with the procedures specified will result in the loss of appraisal rights under the DGCL. Please note that appraisal rights under the DGCL in connection with the Merger are only available to holders of shares of Somatix Series A and Series B Preferred Stock. Holders of shares of Somatix Common Stock do not have such rights.

     Should you have any questions regarding the foregoing or its impact on your voting on the Merger, please do not hesitate to call Edward Lanphier of Somatix at (510) 748-3036.


                                                          Sincerely,



                                                       /s/David W. Carter
                                                          David W. Carter

                          SOMATIX THERAPY CORPORATION
                          ---------------------------

                           NOTICE OF APPRAISAL RIGHTS
                         PURSUANT TO SECTION 262 OF THE
                         GENERAL CORPORATION LAW OF THE
                               STATE OF DELAWARE

     Reference is made to the Joint Proxy Statement/Prospectus dated April 30, 1997 of Cell Genesys, Inc., a Delaware corporation ("CGI"), and Somatix Therapy Corporation, a Delaware corporation ("STC"), previously furnished to stockholders of CGI and STC in connection with the solicitation of proxies by the board of directors of each of CGI and STC for use at (i) the annual meeting of stockholders of CGI to be held on Friday, May 30, 1997 and (ii) the special meeting of stockholders of STC to be held on Friday, May 30, 1997. At each meeting of stockholders, the stockholders of CGI and STC will be asked to approve and adopt, among other things, (i) the Agreement and Plan of Merger and Reorganization, dated as of January 12, 1997 (as amended and restated as of March 27, 1997, the "Merger Agreement"), among STC, CGI and S Merger Corp. ("Merger Sub"), and (ii) the merger (the "Merger") of Merger Sub with and into STC pursuant to the Merger Agreement.

     Under Section 262 of the Delaware General Corporation Law (the "DGCL"), where a merger agreement is to be submitted for adoption at a meeting of stockholders, as in the case of the special meeting of stockholders of STC, not less than 20 days prior to such meeting, a company must notify each holder of record on the record date for such annual meeting of shares of each class or series of its stock entitled to appraisal rights that such appraisal rights are available and include in each such notice a copy of Section 262. Holders of record on March 14, 1997 of shares of Series A-1 Preferred Stock, Series A-2 Preferred Stock and Series B-1 Preferred Stock of STC (collectively, the "STC Preferred Stock") are entitled to appraisal rights under Section 262 of the DGCL in connection with the Merger. THIS NOTICE OF APPRAISAL RIGHTS CONSTITUTES SUCH NOTICE PURSUANT TO SECTION 262 OF THE DGCL FOR PURPOSES OF THE SPECIAL MEETING OF STOCKHOLDERS OF STC. Any holder of record of shares of STC Preferred Stock who wishes to exercise appraisal rights should review the following discussion and Annex A attached hereto carefully because failure timely and properly to comply with the procedures specified in Section 262 will result in the loss of appraisal rights under the DGCL.

     THE FOLLOWING DISCUSSION IS NOT A COMPLETE STATEMENT OF THE LAW PERTAINING TO APPRAISAL RIGHTS UNDER THE DGCL AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SECTION 262 WHICH IS REPRINTED IN ITS ENTIRETY AS ANNEX A TO THIS NOTICE OF APPRAISAL RIGHTS. EXCEPT AS SET FORTH HEREIN AND IN ANNEX A, HOLDERS OF SHARES OF STC PREFERRED STOCK WILL NOT BE ENTITLED TO APPRAISAL RIGHTS IN CONNECTION WITH THE MERGER.

     Under the DGCL, record holders of shares of STC Preferred Stock who follow the procedures set forth in Section 262 and who have not voted in favor of the Merger will be entitled to have their shares of STC Preferred Stock appraised by the Delaware Court of Chancery and to receive payment of the "fair value" of such shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, as determined by such court.

     A holder of shares of STC Preferred Stock wishing to exercise appraisal rights must deliver to STC, before the vote on the approval and adoption of the Merger Agreement at the STC special meeting, a written demand for appraisal of such holders' shares of STC Preferred Stock. In addition, a holder of shares of STC Preferred Stock wishing to exercise appraisal rights must hold of record such shares of STC Preferred Stock on the date the written demand for appraisal is made and must continue to hold such shares of STC Preferred Stock through the effective time of the Merger.

     Only a holder of record of shares of STC Preferred Stock is entitled to assert appraisal rights for the shares of STC Preferred Stock registered in that holder's name. A demand for appraisal should be executed by or on behalf of the holder of record fully and correctly, as the holder's name appears on the stock certificates.

     If shares of STC Preferred Stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand for appraisal should be made in that capacity, and if the shares of STC Preferred Stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including one for two or more joint owners, may execute the demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for such owner or owners. A record holder such as a broker who holds shares of STC Preferred Stock as nominee for several beneficial owners may exercise appraisal rights with respect to the shares of STC Preferred Stock held for one or more beneficial owners while not exercising such rights with respect to the shares of STC Preferred Stock held for other beneficial owners; in such case, the written demand should set forth the number of shares of STC Preferred Stock as to which appraisal is sought and where no number of shares of STC Preferred Stock is expressly mentioned the demand will be presumed to cover all shares of STC Preferred Stock held in the name of the record owner. Holders of shares of STC Preferred Stock who hold their shares of STC Preferred Stock in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers to determine the appropriate procedures for the making of a demand for appraisal by such nominee.

     All written demands for appraisal of shares of STC Preferred Stock should be delivered to Somatix Therapy Corporation, 950 Marina Village Parkway, Alameda, California 94501, Attention: Edward O. Lanphier, Secretary, so as to be received before the vote on the approval and adoption of the Merger Agreement and the Merger at the STC special meeting.

     Within 10 days after the effective date of the Merger, STC, as the surviving corporation in the Merger (the "Surviving Corporation"), must send a notice as to the effectiveness of the Merger to each person who has satisfied the appropriate provisions of Section 262. Within 120 days after the effective time of the Merger, but not thereafter, the Surviving Corporation or any such stockholder who has satisfied the foregoing conditions and is otherwise entitled to appraisal rights under Section 262, may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of STC Preferred Stock held by such stockholder. If no such petition is filed, appraisal rights will be lost for all stockholders who had previously demanded appraisal of their shares of STC Preferred Stock. Holders of STC Preferred Stock seeking to exercise appraisal rights should assume that the Surviving Corporation will not file a petition with respect to the appraisal of the value of shares of STC Preferred Stock and that the Surviving Corporation will not initiate any negotiations with respect to the "fair value" of shares of STC Preferred Stock. Accordingly, holders of shares of STC Preferred Stock who wish to exercise their appraisal rights should regard it as their obligation to take all steps necessary to perfect their appraisal rights in the manner prescribed in Section 262.

     Within 120 days after the effective time of the Merger, any record holder of shares of STC Preferred Stock who has complied with the provisions of Section 262 will be entitled, upon written request, to receive from the Surviving Corporation a statement setting forth the aggregate number of shares of STC Preferred Stock not voted in favor of approval of the Merger Agreement and with respect to which demands for appraisal were received by STC, and the number of holders of such shares of STC Preferred Stock. Such statement must be mailed within ten days after the written request therefore has been received by the Surviving Corporation or within ten days after expiration of the time for delivery of demands for appraisal under Section 262, whichever is later.

     If a petition for appraisal is timely filed, after a hearing on such petition, the Delaware Court of Chancery will determine the holders of shares of STC Preferred Stock entitled to appraisal rights and will appraise the "fair value" of the shares of STC Preferred Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. Holders considering seeking appraisal should be aware that the fair value of their shares of STC Preferred Stock as determined under Section 262 could be more than, the same as or less than the value of the consideration that they would otherwise have received in the Merger if they did not seek appraisal of their shares of STC Preferred Stock. The Delaware Supreme court has stated that "proof of value by any techniques or methods which are generally considered acceptable in the financial community are otherwise admissible in court" should be considered in the appraisal proceedings. In addition, Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenter's exclusive remedy. The Court will also determine the amount of interest, if any, to be paid on the amounts to be received by persons whose shares of STC Preferred Stock have been appraised. The costs of the action may be determined by the Court and taxed upon the parties as the Court deems equitable. The Court may also order that all or a portion of the expenses incurred by any holder of shares of STC Preferred Stock in connection with an appraisal, including without limitation, reasonable attorneys' fees and the fees and expenses of experts utilized in the appraisal proceeding, be charged pro rata against the value of all of the shares of STC Preferred Stock entitled to appraisal.

     Any stockholder of STC who has duly demanded an appraisal in compliance with Section 262 will not, after the effective time of the Merger, be entitled to vote his or her shares of STC Preferred Stock for any purpose nor, after the effective time of the Merger, be entitled to the payment of dividends or other distributions thereon.

     If no petition for an appraisal is filed within the time provided, or if a stockholder of STC delivers to the Surviving Corporation a written withdrawal of his or her demand for an appraisal and an acceptance of the Merger within 60 days after the effective time of the Merger or with the written approval of the Surviving Corporation thereafter, then the right of such stockholder to an appraisal will cease and such stockholder shall be entitled to receive the Merger consideration pursuant to the Merger Agreement, without interest, as if he or she had not demanded appraisal of his or her shares of STC Preferred Stock. No pending appraisal proceeding in the Court of Chancery will be dismissed as to any stockholder without the approval of the Court, which approval may be conditioned on such terms as the Court deems just.

     HOLDERS OF STC PREFERRED STOCK DESIRING TO EXERCISE THEIR APPRAISAL RIGHTS SHOULD STRICTLY COMPLY WITH THE PROCEDURES SET FORTH IN SECTION 262 OF THE DGCL. FAILURE TO FOLLOW ANY OF SUCH PROCEDURES MAY RESULT IN A TERMINATION OR WAIVER OF APPRAISAL RIGHTS UNDER SECTION 262 OF THE DGCL.

DATED:  MAY 9, 1997

              SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

(sect) 262. Appraisal rights.

  (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to (sect) 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of his shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words 'depository receipt' means a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

  (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to (sect)(sect) 251, 252, 254, 257, 258, 263 or 264 of this title:

     (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either
(i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the holders of the surviving corporation as provided in subsections (b) or (g) of (sect) 251 of this title.

     (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to (sect)(sect) 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

        a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

        b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

        c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

        d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

    (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under (sect)253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

      (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedure of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

      (d) Appraisal rights shall be perfected as follows:

    (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof, that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

     (2) If the merger or consolidation was approved pursuant to (sect) 228 or 253 of this title, the surviving or resulting corporation, either before the effective date of the merger or consolidation or within 10 days thereafter, shall notify each of the stockholders entitled to appraisal rights of the effective date of the merger or consolidation and that appraisal rights are available for any or all of the shares of the constituent corporation, and shall include in such notice a copy of this section. The notice shall be sent by certified or registered mail, return receipt requested, addressed to the stockholder at his address as it appears on the records of the corporation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of the notice, demand in writing from the surviving or resulting corporation the appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation

Or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockbrokers who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the city of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificate of stock to the Register of Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

     (i) The court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertified stock forthwith, and in the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment or other distributions on the stock (except dividends or other distribution payable to stockholders of record at a date which is prior to the effective date of the merger or consolidations; provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, than the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the court of chancery shall be dismissed as to any stockholder without the approval of the court, and such approval may be conditioned upon such terms as the court deems just.

     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.